Exhibit 99.1

Investor Contact:	Press Contact:
Centra Software, Inc.	Centra Software, Inc.
Kristine Mozes/781-869-4162	Ellen Slaby/781-994-1068
kmozes@centra.com	eslaby@centra.com

Centra CFO to Leave the Company

Will Complete Transition by May 2005

LEXINGTON, Mass. (February 16, 2005) – Centra Software, Inc. (NASDAQ: CTRA), a leading provider of specialized application software and services for online business collaboration, announced today that Stephen Johnson will resign his position as Chief Financial Officer of the company, effective May 15, 2005. Mr. Johnson will remain with the company through its first quarter earnings release and the filing of its Form 10-K. Mr. Johnson is leaving the company for personal reasons. The company has initiated a process to identify a successor.

Chief Executive Officer, Paul R. Gudonis, said, “I fully support Steve’s decision to spend more time with his family and explore new career opportunities. During the past eight years, he has worked diligently, helping Centra navigate through many events and challenges, from a venture-backed technology start-up, through a successful IPO, our acquisition of Mindlever, Inc., the challenges of the changing technology market over the past several years, and now our return to a growth track and planned profitability in 2005. Steve has been a valuable partner to me since I joined Centra, and he has helped formulate and execute the company’s strategic direction and improved financial performance. We will spend the next 90 days evaluating CFO candidates to replace him, assuring a smooth hand-off in the spring.”

About Centra

Online business collaboration solutions from Centra create workforce efficiencies and enable organizations to share and exchange business-critical information with geographically distributed customers, partners, prospects and employees. Centra’s solutions integrate real-time collaboration and departmental business processes with specialized applications that increase sales effectiveness, improve collaborative learning and accelerate enterprise application rollouts and customer acquisition initiatives. Currently available in 12 languages, Centra solutions can be deployed as on-site software or through its ASP service and are supported by an active ecosystem of value-added partners, including Siebel, PeopleSoft, SAP and Deloitte Consulting. Organizations across every major industry and market sector choose Centra, including Wyndham International, Weyerhaeuser, Underwriters Laboratories, BMW and Stanford University. Headquartered in Lexington, Massachusetts, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.

Safe Harbor Statement Regarding Forward-Looking Statements

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the beliefs and expectations of management regarding the Company’s future performance, the Company’s strategic initiatives, its ability to achieve and maintain a leadership position in real-time conferencing and collaboration, demand for the Company’s software services and management’s goals and objectives regarding future results of operations. These statements reflect management’s beliefs and expectations as of the date of this statement, and involve risk and uncertainties that may cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, risks associated with the Company’s ability to successfully execute its strategic plan, the effect of the Company’s cost-cutting measures on its operations, acceptance by customers of the Company’s Enterprise Advantage Subscription pricing model, customer fulfillment of the entire term of multi-year subscription contracts, uncertainty of market reaction to the Company’s sales and marketing efforts, product demand for and market acceptance of the Centra 7 collaboration platform, the Company’s ability to sell and deliver its Enterprise Application Rollout and Sales Effectiveness solutions and other future products, the effect of economic conditions generally on the market for IT spending and for the Company’s products, the results of future research and development activities, the impact of competitive products and pricing, technological difficulties and/or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its growth and operating plans as anticipated, or achieve its revenue and earnings goals. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the three months ended September 30, 2004, which are available at http://www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Centra is a registered trademark of Centra Software, Inc. All other trademarks referenced herein are the property of their respective owners.

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